EXHIBIT 23


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We hereby consent to the incorporation by reference in Registration Statement No. 33-23043 of Westamerica Bancorporation on Form S-8 of our report, dated June 13, 2006 relating to the financial statements and supplemental schedules of the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan
(ESOP) as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003 which appear in this Annual Report on Form 11-K.




                                             /s/ Perry-Smith LLP
                                             -------------------


Sacramento, California
June 28, 2006